                    [LETTERHEAD OF MORRISON & FOERSTER LLP]




                                                                    EXHIBIT 8.1





                                        September 19, 1997



Spieker Properties, Inc.
Spieker Properties, L.P.
2180 Sand Hill Road, Suite 200
Menlo Park, California 94025

Ladies and Gentlemen:

     We are acting as tax counsel to Spieker Properties, Inc., a Maryland corporation (the "Company"), and Spieker Properties, L.P., a California limited partnership (the "Operating Partnership"), in connection with the shelf registration by the Company and the Operating Partnership of $1,000,000 in maximum aggregate offering price of (i) shares of the Company's common stock, (the "Common Stock"), (ii) shares or fractional shares of the Company's preferred stock, par value $.0001 per share ("Preferred Stock"), (iii) shares of the Company's Preferred Stock represented by depositary shares ("Depositary Shares"), (iv) warrants to purchase shares of the Company's Common Stock and Preferred Stock (the "Warrants"), (v) debt securities of the Operating Partnership ("Debt Securities") which may be guaranteed by unconditional or conditional guarantees thereof by the Company ("Guarantees"). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Debt Securities and Guarantees are the subject of a Registration Statement (the "Registration Statement) filed by the Company and the Operating Partnership on Form S-3 under the Securities Act of 1933, as amended (the "Act"). We have been requested to provide you with our opinion as to whether the Company currently qualifies as a real estate investment trust ("REIT"), within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and has so qualified for each of the past four taxable years.

Spieker Properties, Inc.
Spieker Properties, L.P.
September 19, 1997
Page 2


     This opinion is based on (i) existing law as contained in the Code, regulations issued thereunder by the U.S. Treasury Department ("Regulations"), administrative pronouncements of the Internal Revenue Service ("IRS"), and court decisions as of the date hereof, (ii) our understanding of the relevant facts related to the Company, its past, current, and contemplated operation, as reflected in the Registration Statement and as represented to us in a certificate of the Company, and (iii) our assumption that the Company will continue to be operated in accordance with the representations contained in the certificate of the Company, dated September 18, 1997 (the "Certificate"). Any of the statutes, regulations, administrative pronouncements, or judicial decisions upon which this opinion is based could be changed at any time, perhaps with retroactive effect. Furthermore, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts. This opinion is based on various assumptions relating to the organization and operation of the Company and is conditioned upon certain representations made by the Company as to certain relevant factual matters. Moreover, qualification and taxation as a REIT will depend upon the Company's ability to meet on a continuing basis, distribution levels and diversity of stock ownership, and the various qualification tests imposed by the Code.

     Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that, as of the date hereof, the Company has operated in a manner that qualified it as a REIT under the Code, for its taxable years ended December 31, 1993, December 31, 1994, December 31, 1995, and December 31, 1996, and if it operates subsequent to December 31, 1996 in the same manner as it has prior to that date, it will continue to so qualify. This opinion only addresses the operation of the Company in a manner that qualifies it as a REIT as of the date hereof and during each of the past four taxable years. We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.

                                                                       EXHIBIT 8

Spieker Properties, Inc.
Spieker Properties, L.P.
September 19, 1997
Page 3


     Our opinion is not binding on the IRS. Hence, there can be no assurance that the IRS will not assert that the Company does not qualify as a REIT for federal income tax purposes, particularly since the determination whether the Company qualifies as REIT depends upon numerous factual issues as to which we are relying upon representations of the Company. In this regard, our opinion is based on our understanding of the facts as represented to us in the Certificate and on the assumption that the Company and the Operating Partnership are operated in the manner described in the Registration Statement and in the Certificate. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company or for the purposes of rendering this opinion. If the facts relating to the past or future operation of the Company differ from those described to us or assumed by us in any material respect, the opinion expressed herein may become inapplicable. Moreover, our opinion is based only on the law as it currently exists and has been interpreted. There can be no assurance that the law (or the current interpretations thereof) will not change so as to cause the Company to no longer qualify as a REIT.

     We hereby consent to the filing of our opinion, together with the attachments thereto, as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                            Very truly yours,


                            /s/ Morrison & Foerster LLP
                            ---------------------------
                            Morrison & Foerster LLP